[BD0 ZIV HAFT LETTERHEAD]


              Consent of Independent Registered Public Accounting Firm


We consent to the use in this Registration Statement on Form N-2/A of our report dated October 16, 2008 relating to the financial statements of Ametrine Capital appearing in the Prospectus, which is part of this Registration Statement. We also consent to the references to us under the heading "Independent Registered Public Accounting Firm" in such Prospectus.



                                                 /s/ Ziv Haft
                                          --------------------------------
                                                   Ziv Haft
                                          Certified Public Accountants (Isr.)
                                                 BDO Member Firm


Tel-Aviv, Israel
December 1, 2008